UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

AFC GAMMA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770 West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)

561-510-2390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Reference is made to the Third Amendment, dated October 20, 2021 (the “Third Amendment), to that certain Credit Agreement, entered into on July 2, 2020 (as previously amended, the “Credit Agreement”), by and among Verano Holdings Corp., as parent and a guarantor (“Verano”), and certain of its subsidiaries and affiliates as borrowers and/or guarantors (collectively with Verano, the “Borrowers”), Chicago Atlantic Admin, LLC, as agent (in such capacity, the “Agent”), Green Ivy Capital, LLC, as lead arranger, AFC Gamma, Inc. (the “Company”) as a lender named in the Credit Agreement, and the other lenders from time to time party thereto.

On October 20, 2021, the Company entered into the Third Amendment, which increased the Borrowers’ existing senior secured credit facility from $130 million to $250 million in total commitments, with an option to increase the total commitments by an additional $100 million within nine months (the “Expanded Credit Facility”). Pursuant to the Third Amendment, the Company committed $50 million of the $120 million expansion in aggregate principal amount from all lenders (the “Third Tranche”). Under the Expanded Credit Facility, the Company’s total loan commitments to the Borrowers increased to an aggregate principal amount of $60 million, comprised $50 million of the Third Tranche and $10 million of the second tranche funded in May 2021. The remaining principal amount under the Third Amendment was syndicated by the Agent to the other lenders. The Company’s Third Tranche commitment under the Expanded Credit Facility is secured by liens on the Borrowers’ owned real estate in several states and other commercial security interests of the Borrowers.

Item 9.01	Financial Statements and Exhibits.

(a)  Financial statements of businesses or funds acquired.

No financial statements are being filed with this report. Any required financial statements in connection with the transactions described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(3) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro forma financial information.

No pro forma financial information is being filed with this report. Any required pro forma financial information in connection with the transactions described in Item 2.01 will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2021	AFC GAMMA, INC.

	By:	/s/ Brett Kaufman
Brett Kaufman
Chief Financial Officer